Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

SNM GLOBAL HOLDINGS
(Exact name of issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

7950 NW 53rd Street, Suite 337

Miami, FL 33166

(410) 733-6551

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

318 North Carson St., #208

Carson City, Nevada 89701

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

6719	16-1636770
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION,

DATED February 24, 2023

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

SNM Global Holdings

MAXIMUM OFFERING AMOUNT: $20,000,000

MAXIMUM NUMBER OF SHARES OFFERED HEREBY: 2,000,000,000

This is a public offering (the “Offering”) of securities of SNM Global Holdings, a Nevada corporation (the “Company”). We are offering a maximum of Two Billion (2,000,000,000) shares (the “Maximum Offering”) of our common stock, par value $0.00001 (the “Common Stock”) at an offering price of One Cent ($0.01) per share (the “Shares”) pursuant to Tier 1 of Regulation A. This Offering is being conducted on a “best efforts” basis, which means that there is no minimum number of Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this Offering. This Offering will expire on the first to occur of (a) the sale of all 2,000,000,000 shares of Common Stock offered hereby, (b) March 1, 2024, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company, or (c) when the Company’s board of directors elects to terminate the Offering (as applicable, the “Termination Date”). There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering in accordance with the Use of Proceeds section of this Offering Circular (See section “Use of Proceeds”) and such other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”). Purchasers of the Shares will not be entitled to a refund and could lose their entire investment.

The Company’s Common Stock is listed on the Over The Counter Bulletin Board (“OTCPNK”) under the symbol “SNMN,” and qualified Pink Current Information Tier. For further information, see “Plan of Distribution - Exchange Listing” of this Offering Circular.

On February 23, 2023, the closing price of our common stock was $0.0006 per share.  Please note, the Company plans to affect a 100 for 1 reverse stock split of its common stock before qualification of the Offering.

Such Offering price and our valuation was determined by management in order to attract investors in this Offering. The valuation of our currently outstanding shares of Common Stock and the $0.01 per share Offering price of the Common Stock has been based upon the trading price and volume of trading of our Common Stock on the OTCPNK exchange and is not based on book value, assets, earnings or any other recognizable standard of value. (See Determination of Offering Price.)

In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of SNM Global Holdings.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of Distribution-State Law Exemptions and Investor Suitability Standards (page 56). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

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THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Commissions(1)	Proceeds to the Company(2)
Per Share	$0.01	$0.00	$0.01
Maximum Offering	$20,000,000.00	$0.00	$19,972,500.00

(1)	None of the Shares will be offered through registered broker-dealers to which we will pay commissions, nor will we pay finders for shares from this Offering.
(2)	Accounts for the payment of offering expenses, estimated at $27,500.00. See “Plan of Distribution” for further detail.

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular follows the disclosure format of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is February 24, 2023

The Company has not determined if it will require these services or such selected service providers. The Company reserves the right to engage one or more FINRA-member broker-dealers or placement agents in its discretion. Does not include expenses of the Offering, including fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees, estimated to be as much as $27,500.

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We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “SNM Global Holdings,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of SNM Global Holdings.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward- looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Our ability to effectively operate our business segments;

•	Our ability to manage our research, development, expansion, growth and operating expenses;

•	Our ability to evaluate and measure our business, prospects and performance metrics;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. In this Offering Circular, unless otherwise noted or unless the context otherwise requires, references to “we,” “us,” “our,” and the “Company” refer to the activities of and the assets and liabilities of the business and operations of SNM Global Holdings, a Nevada corporation.

Our Company

SNM Global Holdings, is a diversified public company firmly committed to building a portfolio of companies spanning every business sector by using forensic research and timely action to capitalize on value-based opportunities that will establish a lasting stable foundation of shareholder value.

SNM Global was established in 2015 and built its portfolio by looking for cutting edge revenue producing companies.

Now have 4 portfolio companies under the SNM Global umbrella:

1.

BullittPoint Films: established in 2018, it has had an impressive array of award winning (5 telly awards) documentaries as well as a slate of upcoming film projects that enhance company value. Film festival in 2023

2.	Shore Sports LLC: the company will develop and own trampoline park, laser tag, sports cages, as well as classic and state of the art video games.

3.

HempHUB aims to provide medical cannabis and hemp products through a health focused experience so that its customers are connected to the benefits cannabis can provide, which will primarily be done through the mobile apps and website by directly matching the customer to the shop that can meet their specific needs. The CEO of HempHUB is David Atkins, son of Company accountant, Dennis Edward Atkins.

4.	YoR Water Company (https://drinkyorwater.com): SNMN will take an equity piece in the already established YôR Water Company.

These position us to navigate this uncertain, changing and challenging world (market) to best serve our shareholders.

The purpose of this Offering is to raise capital for (i) to further develop our two core enterprises and (ii) fund acquisitions.

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Offering Summary

Issuer:	SNM Global Holdings.

Shares Offered:	A maximum of Two Billion (2,000,000,000) shares of our Common Stock (the “Maximum Offering”), at an offering price of One Cent ($0.01) per share (the “Shares”).

Number of shares of Common Stock Outstanding before the Offering:	2,742,349,762 shares of Common Stock*. *however, the Company plans to effect a 100 for 1 reverse stock split before qualification of the Offering.

Number of shares of Common Stock to be Outstanding after the Offering:	4,742,349,762 shares of Common Stock if the Maximum Offering is sold. *Approximate post-offering shares outstanding if the reverse stock split is effected prior to the Offering: 4,027,423,497

Price per Share:	One Cent ($0.01).

Listing:	Our shares of Common Stock are listed on Over the Counter Pink Sheets exchange under the symbol “SNMN.”

There can be no assurance that the Company Common Stock sold in this Offering will be continue to be approved for listing on OTCPNK or other recognized securities exchange. For more information see the section “Risk Factors.”

Maximum Offering:

Two Billion (2,000,000,000) shares of our Common Stock (the “Maximum Offering”), at an offering price of One Cent ($0.01) per share (the “Shares”), for total gross proceeds of Twenty Million Dollars ($20,000,000).

Minimum Number of Shares to Be Sold in this Offering:	None.

Use of Proceeds:

If we sell all of the Shares being offered, our net proceeds (after our estimated Offering expenses) will be $20,000,000. We will use these net proceeds for the operation of our business segments, working capital, strategic acquisitions for our business segments, and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors”.

Corporate Information:	7950 NW 53rd Street, Suite 337, Miami, FL 33166 www.snmholdings.com (410) 733-6551

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THE OFFERING:

REGULATION A+; CONTINTUOUS REPORTING

REQUIREMENTS UNDER REGULATION A

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 1” of Regulation A+, which allows us to offer of up to $20 million in a 12-month period.

In accordance with the requirements of Tier 1 of Regulation A+, we will be required to update certain issuer information by electronically filing a Form 1-Z exit report with the Commission on EDGAR not later than 30 calendar days after termination or completion of an offering.

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date. This material will be updated by Amendment to this document and by means of press releases and other communications to Shareholders. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

As used in this Offering Circular, all references to “SNM Global Holdings,” “capital stock,” “Common Stock,” “Shares,” “preferred stock,” “stockholders,” “shareholders” applies only to SNM Global Holdings. As used in this Offering Circular, the terms “Company,” “we,” “our” or words of like import mean SNM Global Holdings, and its direct and indirect subsidiaries. All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended December 31.

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OUR BUSINESS

Corporate History and Information

SNM Global Holdings ("SNM", "the Company", "we" or "us") was the surviving entity of a merger between Cinemaya Media Group and Caltas Fitness Inc. in January, 2007 and started a new entity history with the filing of Articles of Incorporation in the state of Nevada on August 27, 2008.  The Company was then SNM Entertainment Partners, Inc. for eight years and then Metaphor Holdings, Inc for a stint and has had its current name since January 28, 2016 Since 2015, the Company has focused on building a management team to launch an entertainment and media holding company in the business of acquiring and developing a variety of businesses related to the film, beverages and lifestyle sectors.

The Company, SNM Global Holdings, is a Media/Entertainment Company in the business of acquiring emerging and current assets primarily in the entertainment field. This includes both majority and minority stakes of companies in the field of film, art, music, self-care, and internet properties. SNM ultimate goal is to have a diversified portfolio of assets to enhance the Company’s valuation and shareholders value. The Company has two full-time employees, which consist solely of its officers, and uses an outside accountant to manage its cash-flow, keep its books, and prepare its financial statements.  All of our operations are conducted through subsidiaries.

SNM stands for “Sales and Marketing” as management believes it is a value add we bring to our portfolio assets.

Our mailing address is SNM Global Holdings, 7950 NW 53rd Street, Suite 337, Miami, FL 33316 and our telephone number is (410) 733-6551. Our website address is www.snmholdings.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Business Overview

Notwithstanding, the different subsidiaries through which the Company operate, it will consolidate its financials into one statement and not report as different segments.

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Segment 1: BullittPoint Films

On September 16, 2020, the Company acquired 100% of the assets of BullittPoint Properties, LLC from Kenneth T. Lowman, the Company’s CEO, for a promissory note in the amount of $486,020.41. The note is due in 36 months and bears interest at the rate of 3% per annum. BullittPoint Properties, LLC is a film production company and has completed three documentaries which are ready for sale. The production costs for these three films totals $1,079,636 and, in accordance with GAAP, have been capitalized and will be amortized to expense as revenues are generated based on the individual-film-forecast-computation method. The three films are Ghosts of 33rd Street, Love Letters to the Shore and The Great Divide. In conjunction with and subsequent to this acquisition and as an accommodation to the Company, the Company’s CEO agreed to forgive $486,020 in accrued salaries.

Long time filmmaker, first time director, Peter Ebanks, who directed his first film in 2019 after years of producing commercials, music videos and feature films in South Florida serves as production coordinator for each of our productions.  Production coordinators work on film or TV sets, enforcing production schedules, organizing catering, and supervising production assistants. As we expand our production slate, Mr. Ebanks’s role will expand to managing a team of production coordinators.

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With Proceeds from the Offering, the flagship division of SNMN will expand its movie and documentary catalog with 3 new documentaries and a wholly owned big budget movie. A BullittPoint Film Festival will be launched in the Spring of 2024 to expand BullittPoint's reach & content in the industry.

BullittPoint Films intends on adding to their catalog of films with three more documentaries currently in post and pre-production, a wholly owned feature film, a collaboration on a big budget Hollywood film, and launching its own film festival in the Spring of 2024.

Segment 2: Shore Sports LLC

Shore Sports LLC is the company’s subsidiary for our entertainment sports complexes division.  It will develop two major indoor interactive gaming facilities that have already been identified on the Eastern Shore of Maryland as well as a 2nd location in Miami, Florida. The gaming industry is expanding exponentially and profit margins often exceed 40%.

The entertainment complexes are built out in empty warehouse space or even empty big box retail space.  The Company has identified a 36,500 square foot facility to purchase for it.  Management is finalizing its decision on a business partner that must deliver a turn-key entertainment complex and operate the complex with a point of sales system that can be monitored remotely in real time.   Management has use of proceeds from the Offering at $3.9 million USD for each complex to cover build out and marketing for six months.  Management expects the complexes to be cash flow sustainable upon opening and to have paid down the cost of development within four months.

Segment 3: HempHUB

The Company has a  HempHUB in a 50.1/49.9 partnership with, David Atkins.

David Atkins, one of the co-inventors of HempHUB™ and of CoffeeHUB™, and the president and co-founder of HempHUB Inc. It aims to provide medical cannabis and hemp products through a health focused experience so that its customers are better connected to the benefits cannabis can provide - the varietals of THC available today require “marijuana sommelier” to know what is good, the app aims to be that.  This will primarily be done through the mobile apps and website by directly matching the customer to the shop that have the strains/varietal of THC marijuana that meet their specific needs. Management intends to invest $1.2 million dollars of the proceeds towards its development.  Management plans for usership to be subscription based on a monthly basis that can be paid yearly for a small discount with additional revenue to be made by ad sales or selling a “HempHUB” basket of strains/varietals to meet common needs of its users and taking a fee from the licensed shops that are on the HempHUB app as sellers.  Management believes the $1.2 million will be sufficient to develop the information technology and market the app for up to six months.

HempHUB™ is a comprehensive industry-wide business utilizing the HUB business model that has the capability of linking together all of the hemp-based businesses in the United States on a single mobile application. HempHUB™ is a combination of Facebook and Amazon but focused only on the hemp industry.

Segment 4: Brand Portfolio - YÔR Water Company investment

Management has one new investment it plans to make with the proceeds from the Offering.  The company has executed a non-binding term sheet to invest $2 million USD into YÔR Water Company (https://drinkyorwater.com), which it will use for sales: marketing and increasing sales distribution channels.  It sells its own branded bottled water and branded apparel to match.  For that, we will receive 5% of the target; management is in the process of doing due diligence on the financials to determine “significance” of this investment for the Company according to the part F/S.

Strategically, YÔR Water Company is in line with management’s criteria for identifying brands for to add to the Company’s portfolio.  It already has sales and needs funding for sales and marketing to increase revenues; so we an live up to our name “Sales N Marketing'' global holdings - management believes our sales and marketing capabilities are what provides a value-add to our portfolio brands.  Where management believes the brand has the foundation and plan for sales to increase by multiples, it will diligence making a prudent investment.  Management is impressed by the large-scale distribution contracts the management team of YÔR Water Company has represented it can deliver and also with its management.

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With a passion for entrepreneurship and a drive to create change, Kalif Alder co-founded Yor Inc., a minority-owned beverage and lifestyle brand that has quickly gained traction in the industry.  Kalif is a 26-year-old entrepreneur from Brooklyn, NY who currently resides in Atlanta, GA. He is a graduate of Georgia State University with a degree in business administration. As CEO of Yor Inc., Mr. Alder is at the forefront of the company's growth and success. His leadership and innovative thinking have propelled the company to new heights, and his commitment to sustainability and community involvement have earned him respect in the business world.

Outside of his work with Yor Inc., Kalif is passionate about giving back to his community. He has worked with several non-profit organizations to provide resources and opportunities for underserved communities, and he is dedicated to making a positive impact in the world.

Management believes that as a young entrepreneur and CEO, Kalif Alder is a rising star in the business world, and his commitment to sustainability, social impact, and community involvement make him a true inspiration for future generations, and takes great pride in adding him into the Company’s management roster.

The investment acquisition is in its early stage and will be updated with a Form 1-U whenever appropriate when it closes with use of proceeds after the Offering or in the event the transaction does not close.

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Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, but are not limited to the following:

•

Our limited operating history by which potential investors may measure our chances of achieving success in under our business model. In addition, our executive officers have a lack of experience in managing companies similar to the Company.

•	Our ability to pay significant indebtedness.

•	Our ability to effectively operate our business segments and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate.

•	Our ability to manage our expansion, growth and operating expenses.

•	Our management team’s lack of prior managerial experience managing a divers portfolio of businesses.

•	No active market for our common stock exists or may develop, and you may not be able to resell your common stock at or above the initial public offering price.

•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

RISKS RELATED TO OUR COMPANY

We have a limited operating history in our business segments, and no operating history in one business segment, so there is limited track record on which to judge our business prospects and management.

We have limited operating history as a diversified holding company and in our business segments of media production and entertainment sports complexes  upon which to base an evaluation of our business and prospects. You must consider the risks and difficulties we face as a small operating company with limited operating history.

If we do not successfully address these risks, our business, prospects, operating results and financial condition will be materially and adversely harmed. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that the Company will achieve or sustain profitability. The Company’s prospects must be considered in light of the risks encountered by small operating companies with limited operating history, particularly companies in new and rapidly evolving markets. Operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, such as the contemplated Regulation A+ offering, our ability to develop and market new products, control costs, and general economic conditions. We cannot assure you that the Company will successfully address any of these risks.

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The Company’s success is reliant on one executive who is predominantly responsible for operations and identifying strategic business opportunities.

The Company’s success depends substantially upon one key employee. If he becomes unable or unwilling to perform his functions for the Company, its chances for success will be greatly diminished and the Company may not be able to survive.  The Company does not maintain key-person insurance for this executive, and does not have a contingent plan for his death or incapacity at this time.  From time to time, there may be changes in the Company’s executive management team resulting from the hiring or departure of executives. Such changes in the Company’s executive management team may be disruptive to its business. There can be no assurances the Company will be able to find or hire competent executives so it will not be as dependent on one employee.  The Company does not maintain a chief financial officer or in house bookkeeper and so is totally reliant on third parties for the maintenance of its books, preparation of financial statements, and financial analysis of strategic partners and acquisitions.

The Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Company’s Operations

As has been widely reported, the emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (COVID-19) in China resulted in the spread to additional countries throughout the world, including the United States, leading to a global pandemic.

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions have since intensified and will likely continue for some time. Concern about the potential effects of COVID-19 and the effectiveness of measures being put in place by global governmental bodies at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools and retail establishments, among others) to contain or mitigate the spread of COVID-19 have adversely affected economic conditions and markets globally, and have led to significant, sustained and unprecedented volatility in the financial markets. Measures implemented in the United States to limit the spread of COVID-19, such as quarantines, event cancellations and social distancing, will significantly limit economic activity. There can be no assurance that such measures or other additional measures implemented from time to time will be successful in limiting the spread of the virus and what effect those measures will have on the economy generally or on the Company.

There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID-19 pandemic on employment, construction and the global economy more generally.

Many businesses have moved to a remote working environment, temporarily suspended operations, laid-off or furloughed a significant percentage of their workforce or shut down completely. Other businesses have transitioned or may in the future transition all or a substantial portion of their operations to remote working environments (as a result of state or local requirements or otherwise in response to the COVID-19 pandemic). Although the Company had already implemented a remote work environment, there is no assurance that the continued remote working environment will not have a material adverse impact on the Company or its customers, which may adversely impact the Company and its operations.

The COVID-19 pandemic did not require the closure of Company operations. The Company suspended in-person client and business development meetings in late March 2020. During the timeframe in which in- person meetings were suspended, Company management reallocated resources to on-line client and business development.

Management’s outlook for the near-term business operations will mirror the overall continued reopening of business operations within the state of Florida. For the Company to return to pre-COVID-19 levels of operation, it will be necessary businesses across the states of Florida to be allowed to return to full operations and capacities.

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Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. In the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers (both issuers using our services and investors investing on our platform) and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak, has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small business (our potential clients). To the extent COVID- 19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have significant impact on our results and operations.

We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely more predominantly on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate significant cash from our operating activities in the future to funds our continuing operations. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. However, there can be no assurance that the Company will be able to generate any investor interest in its securities.

We have a history of losses and we expect significant increases in our costs and expenses to result in continuing losses for at least the foreseeable future.

For the fiscal year ended December 31, 2021, we generated a loss of approximately ($166,868), bringing the accumulated deficit to approximately ($6,008,905) at December 31, 2021. Increases in costs and expenses may result in a continuation of losses for the foreseeable future. There can be no assurance that we will be commercially successful.

Regulatory issues. We are subject to a wide variety of regulatory activities, including:

Governmental regulations, claims and legal proceedings. Governmental regulations affect almost every aspect of our business, including the fair treatment of our employees, wage and hour issues, and our financing activities with customers. We could also be susceptible to claims or related actions if we fail to operate our business in accordance with applicable laws.

Accounting rules and regulations. The Financial Accounting Standards Board is currently evaluating several significant changes to generally accepted accounting standards in the U.S., including the rules governing the accounting for leases. Any such changes could significantly affect our reported financial position, earnings and cash flows. In addition, the Securities and Exchange Commission is currently considering adopting rules that would require us to prepare our financial statements in accordance with International Financial Reporting Standards, which could also result in significant changes to our reported financial position, earnings and cash flows.

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Inadequacy of capital.

The expected gross offering proceeds of a maximum of $20,000,000 may never be realized. While we believe that such proceeds will capitalize and sustain us to allow for the continued execution and operation of our business segments, if only a fraction of this Offering is sold, or if certain business segments financially underperform expectations, we may have inadequate funds to fully develop our business. Although we believe that the proceeds from this Offering will be sufficient to help sustain our development process and business operations, there is no guarantee that we will raise all the funds needed to adequately fund the operations of our business segments.

We may not be able to obtain adequate financing to continue our operations or commence operations of our new entertainment sports complexes.

We will need to raise additional funds through the issuance of equity, equity-related, or debt securities or through obtaining credit from government or financial institutions. This capital will be necessary to build out and open the sports complexes and expand our existing slate of films. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business and prospects would be materially and adversely affected.

We may pursue strategic transactions which could be difficult to implement, disrupt our business or change our business profile significantly.

Any future strategic acquisition or disposition of assets or a business could involve numerous risks, including: (i) potential disruption of our ongoing business and distraction of management; (ii) difficulty integrating the acquired business or segregating assets and operations to be disposed of; (iii) exposure to unknown, contingent or other liabilities, including litigation arising in connection with the acquisition or disposition or against any business we may acquire; (iv) changing our business profile in ways that could have unintended negative consequences; and (v) the failure to achieve anticipated synergies.

If we enter into significant strategic transactions, the related accounting charges may affect our financial condition and results of operations, particularly in the case of an acquisition. The financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. A material disposition could require the amendment or refinancing of our outstanding indebtedness or a portion thereof.

We rely on our management team, which has little experience working together.

We depend on a small number of executive officers and other members of management to work effectively as a team, to execute our business strategy and operating business segments, and to manage employees and consultants. Our success will be dependent on the personal efforts of Troy Lowman, our president and CEO respectively, and such other key personnel. Any of our officers or employees can terminate his or her employment relationship at any time, and the loss of the services of such individuals could have a material adverse effect on our business and prospects. Our management team has worked together for only a very short period of time and may not work well together as a management team.

We may need to raising additional capital by issuing additional securities which could hurt the market for our securities or be on terms more favorable than those of our current shareholders.

We will need to, or desire to, raise substantial additional capital in the future. Our future capital requirements will depend on many factors, including, among others:

•	Our degree of success in generating revenue from our subsidiary businesses;

•	The costs of establishing or acquiring sales, marketing, and distribution capabilities for our services;

•	The extent to which we acquire or invest in businesses, products, or technologies, and other strategic relationships; and

•	The costs of financing unanticipated working capital requirements and responding to competitive pressures.

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If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. Additionally, future sales of a substantial number of shares of our Common Stock, or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our Common Stock, or other equity-related securities would have on the market price of our Common Stock at any given time.

Limitations of Director Liability and Indemnification of Directors and Officers and Employees.

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to us or our stockholders;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Nevada General Corporation Law; or

•	transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Certificate of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Risks of borrowing.

If we incur additional indebtedness, a portion of our future revenues will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to our rights. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, ability to generate revenue, operating results or financial condition.

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Unanticipated obstacles to the operations of our business segments.

Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. The Board of Directors believes that the chosen operations and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. The Board of Directors reserve the right to make significant modifications to our stated strategies depending on future events.

Risks of operations.

Our operating results may be volatile, difficult to predict and may fluctuate significantly in the future due to a variety of factors, many of which may be outside of our control. Due to the nature of our target markets and our lack of experience in them, we may be unable to accurately forecast our future revenues and operating results. There are no assurances that we can generate significant revenue or achieve profitability. We anticipate having a sizeable amount of fixed expenses, and we expect to incur losses due to the execution of our business strategy, continued development efforts and related expenses. As a result, we will need to generate significant revenues while containing costs and operating expenses if we are to achieve profitability. We cannot be certain that we will ever achieve sufficient revenue levels to achieve profitability.

Minimal employees or infrastructure.

We will have a small number of employees and we don’t have any operational infrastructure or prior operating history. We intent to rely on our management team, our advisors, third-party consultants, outside attorneys, advisors, accountants, auditors, and other administrators. The loss of services of any of such personnel may have a material adverse effect on our business and operations and there can be no assurance that if any or all of such personnel were to become unavailable, that qualified successors can be found, on acceptable terms.

Limitation on remedies; indemnification.

Our Certificate of Incorporation, as amended from time to time, provides that officers, directors, employees and other agents and their affiliates shall only be liable to the Company and its shareholders for losses, judgments, liabilities and expenses that result from the fraud or other breach of fiduciary obligations. Additionally, we intend to enter into corporate indemnification agreements with each of our officers and directors consistent with industry practice. Thus, certain alleged errors or omissions might not be actionable by the Company. Our governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify its officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, including liabilities under applicable securities laws.

No dividends or return of profits.

We have not had any profits from any operations to date. We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our operations. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

We may fail to respond adequately to changes in technology and customer demands.

In recent years our industry has been characterized by rapid changes in technology and customer demands. For example, in recent years, industry participants have taken advantage of new technologies to improve Blockchain technologies utilization, decrease customer wait times and improve customer satisfaction. Our industry has also seen the entry of new competitors whose businesses and efforts continue to introduce various types of technology. Our ability to continually improve our current processes, products and offerings in response to changes in technology is essential in maintaining our competitive position and maintaining current levels of customer satisfaction. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced product offerings.

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Force Majeure.

Our business is uniquely susceptible to unforeseen delays or failures that are caused by forces of nature and related circumstances. These factors are outside and beyond our control. Delay or failure may be due to any act of God, fire, war, terrorism, flood, strike, labor dispute, disaster, transportation or laboratory difficulties or any similar or dissimilar event beyond our control. We will not be held liable to any shareholder in the event of any such failure.

We may not be able to manage our growth effectively.

Our growth is expected to place, a significant strain on our managerial, operational and financial resources. As our businesses grow in scale and attract more customers, there can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully grow and scale our services, products and offerings. Our operating results will also depend on our ability to expand sales and marketing commensurate with the growth of our diversified businesses. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

Maintaining favorable brand recognition is essential to our success, and failure to do so could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Our business is heavily dependent upon the favorable brand recognition that our “SNM Global Holdings” brand names have in the markets in which they participate. Factors affecting brand recognition are often outside our control, and our efforts to maintain or enhance favorable brand recognition, such as marketing and advertising campaigns, may not have their desired effects. In addition, it may be difficult to monitor or enforce such requirements, particularly in foreign jurisdictions and various laws may limit our ability to enforce the terms of these agreements or to terminate the agreements. Any decline in perceived favorable recognition of our brands could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Entertainment and Media Production Industry Risk Factors

Success in the entertainment industry is highly unpredictable and there is no guarantee our content will be successful in the market.

Our success will depend on the popularity of our entertainment projects. Viewer tastes, trends and preferences frequently change and are notoriously difficult to predict. If we fail to anticipate future viewer preferences in the entertainment business, our business and financial performance will likely suffer. The entertainment industry is fiercely competitive. We may not be able to develop projects that will become profitable. We may invest in projects that end up losing money. Even if one or more of our projects are successful, we may lose money in others.

Entertainment projects can be risky, and often budgets run over.

The entertainment industry is generally affected by the same risk factors of other industries but due to its nature, the development, production, distribution and marketing of content can require large capital investments. Developing and monetizing entertainment projects, such as movies and television shows, usually require significant capital investment to fund expenditures on activities such as producing a television pilot, producing or co-producing a movie or creating a virtual reality experience. There is often budget over-run. Even with adequate funding, the project may fail to gain traction with viewers.

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You may not like our projects.

We plan to develop a diverse slate of projects in the entertainment industry including feature films, documentary features, virtual reality experiences, transmedia content and events. Final decisions on projects are made by the management team. We may choose projects you don’t like, don’t believe in, or even ones you object to.

Even if a project is successful, it is likely to take a long time for us to realize profits.

Even if we are involved in a financially successful project, the process of making money and realizing profit in the entertainment business is slow. The time span from the moment a project starts to its completion, release and revenue recognition is substantial and is often measured in years. Even when we realize a profit and are financially able to declare dividends on our shares, we may or may not do so.

Our business relies heavily on third parties for production and monetization of entertainment content.

Our success in developing, producing and monetizing content relies heavily on third party Hollywood creators and producers such as studios, development, production and distribution companies, television networks, etc. These companies may give more time and attention to other entertainment companies or other projects which are better funded or better known or which have a longer operational history than us. There is no assurance that we will be able to find partners to jointly develop projects or help support projects financially and even if we do, there is no guarantee that our partners will put forth all of the resources required to help make our projects successful. A number of our high-profile advisors may change their minds and terminate their relationships with the company.

Public perception is important in the entertainment industry.

In order to continue grow our business, we must maintain credibility and confidence in our long-term financial viability and business prospects among Hollywood creators and producers, our community, investors, and other parties. Reputational harm may damage our ability to do any or all of these things. Any derogatory information whether founded or unfounded, against our business, any of our officers, director or employees, may harm our business.

Hospitality Entertainment Complex Risk Factors

The success of the Company’s business is dependent on purchasing large parcels of land at favorable prices.

The Company is a capital-intensive operation and required the purchase of large parcels of land prior to construction. As of the date of this Offering Circular, the Company has not purchased land for the first facility. Further, the Company does not know whether it will be able to obtain purchase terms that are favorable. Finally, if this Offering does not raise enough capital to purchase the land and begin construction, the Company will need to procure external financing for the purchase of the land and/or construction of the facility.

Success in the hospitality and entertainment industry is highly unpredictable, and there is no guarantee that the Company’s content will be successful in the market.

The Company’s success will depend on the popularity of its hospitality and entertainment facilities, Consumer, tastes, trends, and preferences frequently change and are notoriously difficult to predict. If the company fails to anticipate further consumer preferences in the hospitality and entertainment business, it’s business and financial performance will likely suffer. Hospitality and entertainment are fiercely competitive. The Company may not be able to develop facilities that will become profitable. The Company may also invest in facilities that end up losing money. Even if one of its facilities is successful, the Company may lose money in others.

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The Company may not be able to attract and retain individuals interested in annual membership at its facilities and attract drop-in/daily memberships, which could harm its business, financial conditions, and results of operations.

The Company’s success depends on its ability to:

•	Attract individuals interested in paying for annual memberships,

•	Attract individuals interested in paying for daily memberships,

•	Attract consistent suite rentals,

•	Provide dining and leisure experiences that members are interested in paying for,

•	Maintain or increase revenues generated from corporate events,

•	Maintain or increase revenues generated from food and beverage sales, and

•	Maintain or increase revenues generated from retail sales.

Changes in consumer financial conditions, leisure testes, and preferences, particularly those affecting the popularity of basketball and other social and demographic trends, could adversely affect its business. Significant periods where attrition rates exceed enrolment rates or where facilities usage is below historical levels would have a material adverse effect on its business, result of operations and financial conditions. If the Company cannot attract new members, retain its existing members, its financial conditions and results of operations could be harmed.

The Company operates in a highly competitive market.

The Company’s facilities will compete on a local and regional level with restaurants and other business, dining, and social clubs. The number and variety of competitors in this business will vary based on the location and setting of each facility. Some facilities may be situated in intensely competitive upscale urban areas characterized by frequent innovations in the products and services offered by competing restaurants and other business, dining, and social clubs. In addition, in most regions, the competitive landscape in the constant flux as new restaurants other social and meeting venues open or expand their amenities. As a result of these characteristics, the supply in a given region may exceed the demand for such facilities, and an increase in the number of quality of restaurants and other social and meeting venues, or the products and services they provide, in such region could significantly impact the ability of the Company’s properties to attract and retain members, which could harm their business and results of operations.

Competition in the “alternative venues for recreational pursuits” industry could have a material adverse effect on the company’s business and results of operations.

The Company facilities compete on a local and regional level with alternative venues for recreational pursuits. The Company’s results of operations could be affected by the availability of and demand for alternative venues for recreational pursuits, such as multi-use sports and athletic centers. In addition, member-owned and individual privately-owned clubs may be able to create a perception of exclusivity that the company has difficulty replicating. To the extent these alternatives succeed in diverting actual or prospective members away from the company’s facilities or affects its membership rates, the company’s business and results of operations could be harmed.

Customer complaints or litigation on behalf of our customers or employees may adversely affect our business, results of operations, or financial condition.

The Company’s business may be adversely affected by legal or governmental proceedings brought by or on behalf of their customers or employees. Regardless of whether any claims against the company are valid or whether they are liable, claims may be expensive to defend and may divert time and money away from operations and hurt our financial performance. A judgment significantly in excess of their insurance coverage or not covered by insurance could have a material adverse effect on the company’s business, results of operations, or financial condition. Also, adverse publicity resulting from these allegations may materially affect the company.

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The Company’s insurance coverage may not be adequate to cover all possible losses that it could suffer, and its insurance costs may increase.

The Company has not yet acquired insurance. It may not be able to acquire insurance policies that cover all types of losses and liabilities. Additionally, once the Company acquires insurance, there can be no assurance that its insurance will be sufficient to cover the full extent of all of its losses or liabilities for which it is insured. Further, insurance policies expire annually, and the Company cannot guarantee that it will be able to renew insurance policies on favorable terms, or at all. In addition, if it, or other leisure facilities, sustain significant losses or make significant insurance claims, then its ability to obtain future insurance coverage at commercially reasonable rates could be materially adversely affected. If the Company’s insurance coverage is not adequate, or it becomes subject to damages that cannot by law be insured against, such as punitive damages or certain intentional misconduct by their employees, this could adversely affect the Company’s financial condition or results of operations.

The Company may not be able to operate its facilities, or obtain and maintain licenses and permits necessary for such operation, in compliance with laws, regulations, and other requirements, which could adversely affect its business, results of operations, or financial condition.

Each facility is subject to licensing and regulation by alcoholic beverage control, amusement, health, sanitation, safety, building code, and fire agencies in the state, county and/or municipality in which the facility is located.

Each facility is required to obtain a license to sell alcoholic beverages on the premises from a state authority and, in certain locations, county and municipal authorities. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. In some states, the loss of a license for a cause with respect to one facility may lead to the loss of licenses at all facilities in that state and could make it more difficult to obtain additional licenses in that state. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of each facility, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control, and handling and storage and dispensing of alcoholic beverages. The failure to receive or retain a liquor license or any other required permit or license, in a particular location, or to continue to qualify for, or renew licenses, could have a material adverse effect on operations and the company’s ability to obtain such a license or permit in other locations.

The Company may be subject to “dram shop” statutes in states where its facilities may be located. These statutes generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated individual. Recent litigation against restaurant chains has resulted in significant judgments and settlements under dramshop statutes. Because these cases often seek punitive damages, which may not be covered by insurance, such litigation could have an adverse impact on the Company’s business, results of operations, or financial condition.

As a result of operating certain entertainment games and attractions, including skill-based games that offer redemption prizes, the Company is subject to amusement licensing and regulation by the states, counties, and municipalities in which its facilities are to be located. These laws and regulations can vary significantly by state, county, and municipality and, in some jurisdictions, may require the company to modify their business operations or alter the mix of redemption games and simulators that they offer.

Moreover, as more states and local communities implement legalized gambling, the laws and corresponding enabling regulations may also be applicable to the Company’s redemption games, and regulators may create new licensing requirements, taxes or fees, or restrictions on the various types of redemption games the company offers. Furthermore, other states, counties, and municipalities may make changes to existing laws to further regulate legalized gaming and illegal gambling. Adoption of these laws, or adverse interpretation of existing laws, could cause the company to modify its plans for its facilities, and if the Company creates facilities in these jurisdictions, it may be required to alter the mix of games, modify certain games, limit the number of tickets that may be won by a customer from a redemption game, change the mix of prizes that the Company may offer or terminate the use of specific games, any of which could adversely affect the Company’s operations. If the Company fails to comply with such laws and regulations, the Company may be subject to various sanctions and/or penalties and fines or may be required to cease operations until it achieves compliance, which could have an adverse effect on the Company’s business and financial results.

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The illiquidity of real estate may make it difficult for the Company to dispose of one or more of our properties or negatively affect its ability to profitably sell such properties and access liquidity.

The Company may, from time to time, decide to dispose of one or more of its real estate assets. Because real estate holdings generally are relatively illiquid, the company may not be able to dispose of one or more real estate assets on a timely basis. In some circumstances, sales may result in investment losses, which could adversely affect the company’s financial condition. The illiquidity of its real estate assets could mean that it continues to operate a facility that management has identified for disposition. Failure to dispose of a real estate asset in a timely fashion, or at all, could adversely affect the company’s business, financial condition, and results of operations.

The Company’s development and growth strategy depends on its ability to fund, develop, and open new entertainment venues and operate them profitably.

A key element of the Company’s growth strategy is to develop and open basketball entertainment venues. The Company has identified a number of locations for potential future entertainment basketball venues and is still in the process of identifying and analyzing potential locations. The Company’s ability to fund, develop and open these venues on a timely and cost-effective basis, or at all, is dependent on a number of factors, many of which are beyond its control, including but not limited to our ability to:

•	Find quality locations.

•	Reach acceptable agreements regarding the lease or purchase of locations, and comply with our commitments under our lease agreements during the development and construction phases.

•	Comply with applicable zoning, licensing, land use, and environmental regulations.

•	Raise or have available an adequate amount of cash or currently available financing and mortgage terms for construction and opening costs.

•	Adequately complete construction for operations.

•	Timely hire, train, and retain the skilled management and other employees necessary to meet staffing needs.

•	Obtain, for an acceptable cost, required permits and approvals, including liquor licenses; and

•	Efficiently manage the amount of time and money used to build and open each new venue.

If the Company succeeds in opening entertainment basketball facilities on a timely and cost-effective basis, the company may nonetheless be unable to attract enough customers to these new venues because potential customers may be unfamiliar with its venue or concept, entertainment and menu options might not appeal to them, and the company may face competition from other food and leisure venues.

The Company’s development and construction of the first facility depends on its ability to obtain favorable mortgage financing.

The Company intends to secure mortgage financing to fund up to 80% of its first facility and plans to use this debt financing to develop and construct subsequent facilities. There is no guarantee that the company will be able to obtain financing on favorable terms. In the event that the Company is unable to obtain such financing, it may limit the Company’s ability to effectuate its plans and will increase the costs and expenses of the company, thereby negatively impacting its financial prospects.

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The Company depends on a small management team and may need to hire more people to be successful.

The success of the Company is dependent upon management in order to conduct its operations and execute its business plan; however, the Company relies on the skills, connections, and experiences of the executives and key personnel. The Company has not entered into employment agreements with the executives and key personnel. There is no guarantee that the executives and key personnel will agree to terms and execute employment agreements that are favorable to the Company. If any of the executives and key personnel discontinue working for the Company. Further, there is no assurance that the Company will be able to identify, hire, and retain the right people for the various key positions.

Changes in Employment Laws or Regulation could harm the Company’s performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform, and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership, and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board, and increased employee litigation, including claims relating to the Fair Labor Standards Act.

Computer, website, or information system breakdown could affect the Company’s business.

Computer, website and/or information system breakdowns as well as cybersecurity attacks could impair the Company’s ability to service its customers, leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s consolidated financial results as well as your investment.

A data security breach could expose the Company to liability and protracted and costly Litigation, and could adversely affect the Company’s reputation and operating revenues.

To the extent that the Company’s activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit, and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing, and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company’s or these third parties’ systems or databases could result in the theft, publication, deletion, or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company’s products and services, reputational damage, and claims or regulatory actions against us. If the Company issued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company’s business practices or pricing structure, any of which could have a material adverse effect on the Company’s operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

We face risks of increased costs of marketing and retaining adequate sales professionals and of decreased profitability, including as a result of limited supplies of competitively priced cars.

Certain car manufacturers, such as Ford, have adopted strategies to de-emphasize sales to the car rental industry which they view as less profitable due to historical sales incentive and other discount programs that tended to lower the average cost of cars for fleet purchasers such as us. Reduced or limited supplies of equipment together with increased prices are risks that we also face in our equipment rental business. We cannot offer assurance that we will be able to pass on increased costs of cars or equipment to our rental customers. Failure to pass on significant cost increases to our customers would have a material adverse impact on our results of operations and financial condition.

The concentration of our accounting and information technology functions at a limited number of facilities in Florida creates risks for us.

We have concentrated our accounting functions for the United States in one office location in Sunrise Florida. In addition, our major information systems are centralized in our office location in Fort Lauderdale. A disruption of normal business at any of our principal office location in Fort Lauderdale, Florida, whether as the result of localized conditions (such as a fire or explosion) or as the result of events or circumstances of broader geographic impact (such as an earthquake, storm, flood, epidemic, strike, act of war, civil unrest or terrorist act), could materially adversely affect our business by disrupting normal reservations, customer service, accounting and systems activities.

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The misuse or theft of information we possess could harm our reputation or competitive position, adversely affect the price at which shares of our common stock trade or give rise to material liabilities.

We possess non-public information with respect to individuals, including our customers and our current and former employees, and businesses, as well as non-public information with respect to our own affairs. The misuse or theft of that information by either our employees or third parties could result in material damage to our brand, reputation or competitive position or materially affect the price at which shares of our Common Stock trade. In addition, depending on the type of information involved, the nature of our relationship with the person or entity to which the information relates, the cause and the jurisdiction whose laws are applicable, that misuse or theft of information could result in governmental investigations or material civil or criminal liability. The laws that would be applicable to such a failure are rapidly evolving and becoming more burdensome.

If we acquire any businesses in the future, they could prove difficult to integrate, disrupt our business, or have an adverse effect on our results of operations.

We intend to pursue growth primarily through internal growth, but from time to time we may consider opportunistic acquisitions which may be significant. Any future acquisition would involve numerous risks including, without limitation:

•	potential disruption of our ongoing business and distraction of management;

•	difficulty integrating the acquired business; and

•	exposure to unknown liabilities, including litigation against the companies we may acquire.

If we make acquisitions in the future, acquisition-related accounting charges may affect our balance sheet and results of operations. In addition, the financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. We may not be successful in addressing these risks or any other problems encountered in connection with any acquisitions.

We are subject to a number of risks related to other payment solution providers.

We will accept payments through various payment solution providers, such as telco integrated billings and prepaid codes vendors. These payment solution providers provide services to us in exchange for a fee, which may be subject to change. Furthermore, we rely on their accurate and timely reports on sales and redemptions. If such accurate and timely reports are not being provided, it will affect the accuracy of our reports to our licensors, and also affect the accuracy of our financial reporting.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements or obtain them on terms acceptable to us.

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Failure to comply with federal and state privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. Further, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal, state or international privacy or consumer protection-related laws, regulations or industry self- regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could adversely affect our business. Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web “cookies” for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business.

We may be subject to a number of risks related to credit card payments, including data security breaches and fraud that we or third parties experience or additional regulation, any of which could adversely affect our business financial condition and results of operations.

We may be subject to a number of risks related to credit card payments, including data security breaches and fraud that we or third parties experience or additional regulation, any of which could adversely affect our business, financial condition and results of operations. We anticipate accepting payment from our users primarily through credit card transactions and certain online payment service providers. The ability to access credit card information on a real time-basis without having to proactively reach out to the consumer each time we process an auto-renewal payment or a payment for the purchase of a premium feature on any of our dating products is critical to our success. When we or a third party experiences a data security breach involving credit card information, affected cardholders will often cancel their credit cards. In the case of a breach experienced by a third party, the more sizable the third party’s customer base and the greater the number of credit card accounts impacted, the more likely it is that our users would be impacted by such a breach. To the extent our users are ever affected by such a breach experienced by us or a third party, affected users would need to be contacted to obtain new credit card information and process any pending transactions. It is likely that we would not be able to reach all affected users, and even if we could, some users’ new credit card information may not be obtained and some pending transactions may not be processed, which could adversely affect our business, financial condition and results of operations. Even if our users are not directly impacted by a given data security breach, they may lose confidence in the ability of service providers to protect their personal information generally, which could cause them to stop using their credit cards online and choose alternative payment methods that are not as convenient for us or restrict our ability to process payments without significant user effort. Additionally, if we fail to adequately prevent fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher credit card-related costs, any of which could adversely affect our business, financial condition and results of operations. Finally, the passage or adoption of any legislation or regulation affecting the ability of service providers to periodically charge consumers for recurring membership payments may adversely affect our business, financial condition and results of operations.

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RISKS RELATED TO THIS OFFERING

Our Offering differs significantly from an underwritten initial public offering.

•

This is not an underwritten initial public offering. This listing differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

•	There are no underwriters. Consequently, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery;

•	There can be no assurance that we will be able to stay current with OTC Bulletin Board Pink Current Information requirements;

•	There may be low trading volume of our Common Stock limiting their liquidity;

•	We are not currently working with a market maker, therefore is no underwriters’ option to purchase additional shares to help stabilize, maintain, or affect the public price of our Common Stock;

•

Given that there will be no underwriters’ option to purchase additional shares or otherwise underwriters in engaging in stabilizing transactions, there could be greater volatility in the public price of our Common Stock during the period immediately following qualification of this Offering; and

•

We will not conduct a traditional “roadshow” with underwriters prior to the qualification of this Offering. As a result, there may not be efficient price discovery with respect to our ordinary shares or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our ordinary shares.

Such differences from an underwritten initial public offering could result in a volatile market price for our Common Stock and uncertain trading volume and may adversely affect your ability to sell your Common Stock.

The public price of our Common Stock may be volatile, and could, following a sale decline significantly and rapidly.

As this Offering is taking place via a process that is not an underwritten initial public offering, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on securities exchange markets. Following this Offering, the public price of our Common Stock on the OTCPNK exchange may lead to price volatility.

No minimum capitalization.

We do not have a minimum capitalization and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. It is possible we may only raise a minimum amount of capital, which could leave us with insufficient capital to operate our business segments, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

We may not be able maintain a listing of our Common Stock.

To maintain our listing on the OTCPNK exchange, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our Common Stock, our Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from the OTCPNK Market may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, in order to maintain our listing, we will be required to, among other things, file our regular quarterly reports on otcmarkets.com. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified promptly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the trading of offering Shares. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

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There may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock, which may lead to lower trading prices for our Common Stock.

This Offering has not been reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Shares, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Shares.

There has been no public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering is based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock is based on a number of factors. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects. Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price includes:

•	actual or anticipated variations in our periodic operating results;

•	increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;

•	changes in earnings estimates;

•	changes in market valuations of similar companies;

•	actions or announcements by our competitors;

•	adverse market reaction to any increased indebtedness we may incur in the future;

•	additions or departures of key personnel;

•	actions by stockholders;

•	speculation in the press or investment community; and

•	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

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We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Sales of our Common Stock under Rule 144 could reduce the price of our stock.

In general, persons holding “restricted securities,” including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the ninety (90) days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Management discretion as to the actual use of the proceeds derived from this Offering.

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which we deem to be in the best interests of the Company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the Board of Directors with respect to application and allocation of the net proceeds of this Offering. Investors who purchase our Common Stock will be entrusting their funds to our Board of Directors, upon whose judgment and discretion the investors must depend.

The offering price of our Common Stock was arbitrarily determined and does not reflect the value of the company, our assets or our business.

The offering price of our Common Stock was arbitrarily determined by our management and is not based on book value, assets, earnings or any other recognizable standard of value. We arbitrarily established the offering price considering such matters as the state of our business development and the general condition of, and opportunities present in, the industry in which we operate. No assurance can be given that our Common Stock Shares, or any portion thereof, could be sold for the offering price or for any amount. If profitable results are not achieved from our operations, of which there can be no assurance, the value of our Common Stock sold pursuant to this Offering will fall below the offering price and become worthless. Prospective investors should not consider the offering price of the Common Stock as indicative of their actual value. The offering price bears little relationship to our assets, net worth, or any other objective criteria.

General securities investment risks.

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our Common Stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

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Multiple securities offerings and potential for integration of our offerings.

We are currently and will in the future be involved in one or more additional offers of our securities in other unrelated securities offerings. Any two or more securities offerings undertaken by us could be found by the SEC, or a state securities regulator, agency, to be “integrated” and therefore constitute a single offering of securities, which finding could lead to a disallowance of certain exemptions from registration for the sale of our securities in such other securities offerings. Such a finding could result in disallowance of one or more of our exemptions from registration, which could give rise to various legal actions on behalf of a federal or state regulatory agency and the Company.

Offering not reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Common Stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Common Stock.

We cannot guarantee that we will sell any specific number of Common Stock shares in this Offering.

There is no commitment by anyone to purchase all or any part of the Common Stock Shares offered hereby and, consequently, we can give no assurance that all of the Common Stock shares in this Offering will be sold. Additionally, there is no underwriter for this Offering; therefore, you will not have the benefit of an underwriter’s due diligence efforts that would typically include the underwriter being involved in the preparation of this Offering Circular and the pricing of our Common Stock shares offered hereunder. Therefore, there can be no assurance that this Offering will be successful or that we will raise enough capital from this Offering to further our development and business activities in a meaningful manner. Finally, prospective investors should be aware that we reserve the right to withdraw, cancel, or modify this Offering at any time without notice, to reject any subscription in whole or in part, or to allot to any prospective purchaser fewer Common Stock Shares than the number for which he or she subscribed.

Investors will experience immediate and substantial dilution in the book value of their investment, and will experience additional dilution in the future.

If you purchase our Common Stock in this Offering, you will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire. Since we will require funds in addition to the proceeds of this Offering to conduct our planned business, we will raise such additional funds, to the extent not generated internally from operations, by issuing additional equity and/or debt securities, resulting in further dilution to our existing stockholders (including purchasers of our Common Stock in this Offering).

We may be unable to meet our current and future capital requirements from capital raised by this Offering.

Our capital requirements depend on numerous factors, including but not limited to the rate and success of our development efforts, marketing efforts, market acceptance of our products and services and other related services, our ability to establish and maintain our agreements with the services currently operating, our ability to maintain and expand our user base, the rate of expansion of our user community, the level of resources required to develop and operate our products and services, information systems and research and development activities, the availability of software and services provided by third-party vendors and other factors. The capital requirements relating to development of our technology and the continued and expanding operations of our business segments will be significant. We cannot accurately predict the timing and amount of such capital requirements. However, we are dependent on the proceeds of this Offering as well as additional financing that will be required in order to operate our business segments and execute on our business plans. However, in the event that our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to operate our business segments, we would be required to seek additional financing sooner than currently anticipated. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Furthermore, any additional equity financing may dilute the equity interests of our existing shareholders (including those purchasing shares pursuant to this Offering), and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we are unable to obtain additional financing as and when needed, we may be required to reduce the scope of our operations or our anticipated business plans, which could have a material adverse effect on our business, operating results and financial condition.

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There may be little to no volume in the trading of our common stock, and you may not be able to resell your Common Stock at or above the initial public offering price.

There can no assurance that our Common Stock shares will maintain a sufficient trading market sufficient for the shares in this offering. If no active trading market for our Common Stock is sustained following this Offering, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

The market price of our Common Stock may fluctuate significantly, and investors in our Common Stock may lose all or a part of their investment.

If a market for our Common Stock develops following this Offering, the trading price of our Common Stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The market prices for securities of penny-stock companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	actual or anticipated adverse results or delays in our research and development efforts;

•	our failure to operate our business;

•	unanticipated serious safety concerns related to our business;

•	adverse regulatory decisions;

•

legal disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our intellectual property, government investigations and the results of any proceedings or lawsuits, including patent or stockholder litigation;

•	changes in laws or regulations applicable to our businesses;

•	our dependence on third parties;

•	announcements of the introduction of new products by our competitors;

•	market conditions in our business sectors;

•	announcements concerning product development results or intellectual property rights of others;

•	future issuances of our Common Stock or other securities;

•	the addition or departure of key personnel;

•	actual or anticipated variations in quarterly operating results;

•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

•	our failure to meet or exceed the estimates and projections of the investment community;

•	issuances of debt or equity securities;

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•	trading volume of our Common Stock;

•	sales of our Common Stock by us or our stockholders in the future;

•

overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

•	failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;

•	ineffectiveness of our internal controls;

•	general political and economic conditions;

•	effects of natural or man-made catastrophic events;

•	other events or factors, many of which are beyond our control; and

•	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts.

Further, price and volume fluctuations result in volatility in the price of our common stock, which could cause a decline in the value of our Common Stock. Price volatility of our common stock might worsen if the trading volume of our Common Stock is low. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Common Stock.

A sale of a substantial number of shares of the Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our Common Stock in the public market, including shares issued in connection with the exercise of outstanding options or warrants, the market price of our Common Stock could fall. Sales of a substantial number of shares of our Common Stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business. The stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices for the Common Stock of pharmaceutical companies. These broad market fluctuations may cause the market price of our Common Stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of a company’s securities. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

Our semi-annual operating results may fluctuate significantly.

We expect our operating results to be subject to semi-annual fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

•	variations in the level of expenses related to our business segments;

•	any intellectual property infringement lawsuit in which we may become involved;

•	regulatory developments affecting our business and industry; and

•	our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements.

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If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our Common Stock to fluctuate substantially.

Our ability to use our net operating loss carry forwards may be subject to limitation.

Generally, a change of more than fifty percent (50%) in the ownership of a company’s stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit our ability to use our net operating loss carryforwards attributable to the period prior to the change. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability for us.

The number of securities traded on an ATS may be very small, making the market price more easily manipulated.

While we understand that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading price of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for our Common Stock because the ATS we choose may be a closed system that does not have the same breadth of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use a significant portion of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

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Our Common Stock could be subject to the “Penny Stock” rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell.

Our shares of Common Stock are considered to be “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51- 1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•

the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

The foregoing risk factors are not to be considered a definitive list of all the risks associated with an investment in our Offered Shares. This Offering Circular contains forward-looking statements that are based on our current expectations, assumptions, estimates, and projections about our business, our industry, and the industry of our clients. When used in this Offering Circular, the words “expects,” anticipates,” “estimates,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this Offering Circular should be read as being applicable to all related forward-looking statements wherever they appear in this Offering Circular.

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USE OF PROCEEDS

Assuming the sale by us of the Maximum Offering of $20,000,000 and no estimated expenses, the total net proceeds to us would be $20,000,000 because no portion of the Offering is allotted for sales on behalf of shareholders, which we currently intend to use as set forth below. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Common Stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Common Stock assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Common Stock shares offered for sale in this Offering.

Percentage of Offering Sold

	100%	75%	50%	25%
Documentary Film Production and Film Festival	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Interactive Gaming Facilities	7,800,000	5,850,000	3,900,000	1,950,000
Strategic Partnerships/Acquisitions	5,200,000	3,900,000	2,600,000	1,2000,000
Administrative Expenses	2,000,000	1,500,000	1,000,000	500,000

TOTAL	$20,000,000	$15,000,000	$10,000,000	$5,000,000

(1)

Miscellaneous Operating Expenses includes but may not be limited to paying its office lease, maintaining its OTC markets listing, and covering various other expenses incidental its business and publicly listed security; the Company does not plan to pay back salary or service long term debt with proceeds of the Offering. It also includes our Offering expenses of $27,500.00.

Because the offering is a “best effort” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors.”

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments. Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

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DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering. You will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire, which is currently $(0.37) per share.

On December 31, 2020 and March 1, 2021, there were an aggregate of 4,494,953 shares of Company Common Stock issued and outstanding. Our net book value as of December 31, 2020, was $(1,674,648) or $(0.37) per then-outstanding share of our Common Stock.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering:

Funding Level	$10,000,000	$7,500,000	$5,000,000	$2,500,000
Offering Price	$1.00	$1.00	$1.00	$1.00
Historical net tangle book value per Common Stock share before the Offering	$(0.37)	$(0.37)	$(0.37)	$(0.37)
Increase in net tangible book value per share attributable to new investors in this Offering	$.944	$.855	$.720	$.488
Net tangle book value per share, after the Offering	$.574	$.485	$0.350	$0.118
Dilution per share to new investors	$0.426	$0.615	$0.650	$0.882

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DETERMINATION OF OFFERING PRICE

Prior to the Offering, there has been a limited public market for our Common Stock. Accordingly, the price of the Shares in this Offering was determined by the Company. The principal factors we considered in determining such price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

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MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Overview

SNM Global Holdings, ("SNM", "the Company", "we" or "us") was the surviving entity of a merger between Cinemaya Media Group and Caltas Fitness Inc. in January, 2007. Since 2015, the Company has focused on building a management team to launch an entertainment and media holding company in the business of acquiring and developing a variety of businesses related to the film, beverages and lifestyle sectors.

Financial Statement Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Pursuant to these rules and regulations, certain information and note disclosures, normally included in financial statements prepared in accordance with GAAP, have been condensed or omitted. GAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the Company ended December 31, 2021 (and the interim at September 30, 2022). The balance sheet as of December 31, 2021(and the interim at September 30, 2022) has been derived from the unaudited financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements. For further information, refer to the Company’s financial statements and notes thereto. The notes to the unaudited condensed consolidated financial statements are presented on a continuing basis unless otherwise noted.

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Summary of Results

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

Revenues are recognized when earned. At this time the company is in a reorganization phase and has minimal to no revenue.

Fair Value of Financial Instruments

The Company’s financial instruments consist mainly of cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable, accrued expenses, derivative liabilities, and loans payable. The carrying values of the financial instruments approximate their fair value due to the short-term nature of these instruments. The fair values of the loans payable have interest rates that approximate market rates.

Derivative Instruments

The Company does not enter into derivative contracts for purposes of risk management or speculation. However, from time to time, the Company enters into contracts, namely convertible notes payable, that are not considered derivative financial instruments in their entirety, but that include embedded derivative features.

In accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 815-15, Embedded Derivatives, and guidance provided by the SEC Staff, the Company accounts for these embedded features as a derivative liability or equity at fair value.

The recognition of the fair value of the derivative instrument at the date of issuance is applied first to the debt proceeds. The excess fair value, if any, over the proceeds from a debt instrument, is recognized immediately in the statement of operations as interest expense. The value of derivatives associated with a debt instrument is recognized at inception as a discount to the debt instrument and amortized to interest expense over the life of the debt instrument. A determination is made upon settlement, exchange, or modification of the debt instruments to determine if a gain or loss on the extinguishment has been incurred based on the terms of the settlement, exchange, or modification and on the value allocated to the debt instrument at such date.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are stated at cost and consist of bank deposits. The carrying amount of cash and cash equivalents approximates fair value.

Accounts Receivable and Allowance for Doubtful Accounts

The Company will bill recoup from the “receipts and residuals” for its production content, and from in person customers at its entertainment sports complexes. The Company bases its allowance for doubtful accounts on estimates of the creditworthiness of customers, analysis of delinquent accounts, payment histories of its customers and judgment with respect to the current economic conditions. The Company generally does not require collateral. The Company believes the allowances are sufficient to cover uncollectible accounts. The Company reviews its accounts receivable aging on a regular basis for past due accounts, and writes off any uncollectible amounts against the allowance.

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Inventory

No Inventory at present or for Fiscal year 2022

Inventory is stated at the lower of cost or market. Cost is principally determined by using the average cost method that approximates the First-In, First-Out (FIFO) method of accounting for inventory. Inventory consists of raw materials as well as finished goods held for sale. The Company’s management monitors the inventory for excess and obsolete items and makes necessary valuation adjustments when required. The Company is in the process of pricing and ordering inventory.

Property and Equipment

None at present or for fiscal year 2022

Property and equipment is recorded at cost less accumulated depreciation. Replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Impairment of Long-Lived Assets

None at present or for fiscal year 2022

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate the book value of the assets may not be recoverable. In accordance with Accounting Standards Codification (“ASC”) 360-10-35-15 Impairment or Disposal of Long-Lived Assets, recoverability is measured by comparing the book value of the asset to the future net undiscounted cash flows expected to be generated by the asset.

No events or changes in circumstances have been identified which would impact the recoverability of the Company’s long- lived assets reported at December 31, 2021 and 2020.

Liquidity, Capital Resources and Plan of Operations

Financings and Securities Offerings

SNM Global Holdings, Equity Offerings

The Company is currently financing its operations primarily through shareholder loans. We believe we can currently satisfy our cash requirements for the next twelve months through a debt or equity of Regulation A Offering.

Current Plan of Operations

Our plan of operations is to shift into a diversified holding company with growth-oriented holdings in three segments: media production, sports and virtual reality gaming complexes, a cannabis industry marketplace, as well as consumer brands. We expect to incur substantial expenditures in the foreseeable future for the potential operations of our business segments to complete production of content and open our entertainment sports complexes to the public. At this time, we cannot reliably estimate the nature, timing or aggregate amount of such costs other than the estimates provided in our use of proceeds. We intend to continue to build our corporate and operational infrastructure and to build interest in our product and service offerings and as such are unable to project those costs at this time.

As noted above, the expansion of our brand umbrella (i.e., parent company asset growth) requires us to raise significant additional capital immediately. If we are successful in raising capital through the sale of shares offered for sale in this Offering Circular, we believe that the Company will have sufficient cash resources to fund its plan of operations for the next twelve months.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

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Even if we raise additional capital in the near future, if our operating business segments fail to achieve anticipated financial results, our ability to raise additional capital in the future to fund our operating business segments would likely be seriously impaired. If in the future we are not able to demonstrate favorable financial results or projections from our operating business segments, we will not be able to raise the capital we need to continue our then current business operations and business activities, and we will likely not have sufficient liquidity or cash resources to continue operating.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant product revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

Company Growth Strategy

Our long-term strategy is focused on four priorities: expanding and diversifying our revenues; improving our operating effectiveness through sales and marketing; and disciplined capital management.

Expand and Diversify Revenues - Our strategy to achieve ongoing growth is driven by initiatives that expand and diversify our revenues through customer- and market-focused initiatives. Throughout the remainder of fiscal year 2023, the Company gradually transitioned to becoming a diversified holding company as it identified various growth opportunities. The Company has become a diversified holding company focused on growth opportunities in the emerging industries of media production, sports and virtual reality gaming complexes, a cannabis industry marketplace, and consumer brands.  The Company has sought opportunities with established sales and revenue models that can be scaled upwards with increased promotional and marketing spending utilizing a digital marketing increases impressions in proportion to promotional dollars spent as provided by the parent company at management's discretion.

Disciplined Asset Management - We manage our diversified holdings to grow our balance sheet and consolidated revenues while searching for synergies to lower costs of inputs, while at the same time satisfying our customers’ needs. Through continued use and development of our disciplined approach to efficient asset management, we seek to maximize our utilization and return on investment.

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Credit Facilities

As of September 30, 2022, the Company had notes payable of $1,180,443 in convertible notes payable, other current liabilities of $956,258 and accounts payable of $31,362. Other than the foregoing, and to vendors and service providers in the ordinary course of our business, we do not have any other credit facilities or other access to bank credit.

Off-Balance Sheet Arrangements

The Company does not have any derivative financial instrument or other off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Litigation

From time to time we become the subject of litigation that is incurred in the ordinary course of its business. However, to date, we have not been made aware of any actual, pending or threatened litigation against the Company.

Property

We lease and maintain our primary offices at 7950 NW 53rd Street, Suite 337, Miami, FL 33166. We do not currently own any real estate.

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DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

The following are our executive officers and directors and their respective ages and positions as of the date of this Offering Circular:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Troy Lowman	CEO and Director		Since 2015

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Executive Officers and Directors

Troy Lowman - CEO,  Director

Troy Lowman has been CEO of SNM Global Holdings since 2015. Experience in the Securities Industry includes 15 years as President of Investor Relations firm MJL Holdings and as a stockbroker/trader of NYSE firm Gruntal & Co. in the 1990s. Mr. Lowman is also President of BullittPoint Films, a wholly owned entity of SNMN. He resides in Clearwater Florida and the Eastern Shore of Maryland

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

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•

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

Director Compensation

Our directors are not compensated for their role on the Board of Directors.  Our sole director, Troy Lowman, is compensated by the Company but that compensation is for his role as CEO of the Company.

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EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our executive officers and director of the Company as of February 24, 2023:

Name and Principal Position	Cash Compensation $	Other Compensation $	Total Compensation $
Troy Lowman, CEO, Director		-
Michael Gallagher
Total		-

(1)

Any values reported in the “Other Compensation”, if applicable, column represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification (“ASC”) 718 Share Based Payments, of grants of stock options to each of our named executive officers and directors.

Employment Agreements.

The Company has two full time employees who are the two directors of the Company.  There are not written employment agreements with them at this time.  We us an independent contractor to manage our cashflow, maintain our books and prepare our financial statements, with whom we [DO NOT] have written agreement in place.

Outstanding Equity Awards

The Company has not made any equity awards to date.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Transactions

Other than as given herein, there have been no transactions and there are no currently proposed transaction, in which the Company was or is to be a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. As of February 24, 2023, they collectively hold 2,750,000 shares of our Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock as of the date of this Offering Circular.

	Number of shares of Common Stock Beneficially Owned as of February 24, 2023	Percentage Before Offering	Beneficially Owned (5) After Maximum Offering
Directors and Officers:(1)(2)
Troy Lowman	$

Greater than 5% Beneficial Owners:
Troy Lowman	$

(1)	Unless otherwise indicated, the principal address of the named directors and officers of the Company is c/o SNM Global Holdings Inc., 7950 NW 53RD Street, Suite 337, Miami, FL 33166.
(2)

Troy Lowman, by virtue of his ownership of all 10,000,000 shares of Preferred Stock Series A has 50.1 percent of the common votes not including his 2,750,000,000 shares of common stock – therefore, has control over all matters submitted to shareholders.

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DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Indebtedness.

As of September 30, 2022, the Company had a total outstanding indebtedness of $2,136,701, all of which is characterized on that period end-date’s balance sheet as Current Liabilities.  Additional information about the Company’s outstanding notes and debentures can be found in the Section below entitled “SNM Global Holdings Inc., Recent Financing Activities.” Other investors also provided financing, information about which can also be found in the Section entitled “SNM Global Holdings Inc., Recent Financing Activities.”

Common Stock

As of February 24, 2023, the Company had 3,000,000,000 shares of Common Stock authorized and 2,742,349,762 shares of Common Stock issued and outstanding.

The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Preferred Stock

The following table is a summary of the Company’s preferred stock. Please refer to the information following the table for the full terms.

Designation	Authorized Shares	Shares Issued	Ownership(2)	Voting
Preferred Stock Series A(1)	10,000,000	10,000,000		None

(1)	Each share converts into one shares of Common Stock.
(2)	Each share converts into five shares of Common Stock.

The Company has authorized ten million (10,000,000) shares of Preferred Stock consisting of ten million (10,000,000) designated as Preferred Stock Series A, $.001 par value per share.:

Preferred Stock Series A

There are 10,000,000 Series A shares outstanding.

Preferred Stock Series A has 50.1 percent of the common voting power.

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Transfer Agent and Registrar

The transfer agent and registrar for our Pacific Stock Transfer, Inc., 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119, telephone 1-800-785-7782, www.pacificstocktransfer.com/ . The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker- dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements and such other factors as our Board deems relevant.

PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We may pay selling commissions to participating broker-dealers who are members of FINRA for shares sold by them, equal to a percentage of the purchase price of the Common Stock shares. We may pay finder’s fees to persons who refer investors to us. We may also pay consulting fees to consultants who assist us with the Offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finder’s fees and brokerage commissions may be paid in cash, Common Stock or warrants to purchase our Common Stock. We may also issue shares and grant stock options or warrants to purchase our common stock to broker- dealers for sales of shares attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis. We have not entered into selling agreements with any broker-dealers to date, though we may engage a FINRA registered broker-dealer firm for offering administrative services. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

We expect to commence the offer and sale of the Shares as of the date on which the Form 1-A Offering Statement of which this Offering Circular is a part (the “Offering Circular”) is qualified by the U.S. Securities and Exchange Commission (which we refer to as the “SEC” or the “Commission”).

Our Offering will expire on the first to occur of (a) the sale of all 2,000,000,000 shares of Common Stock offered hereby, (b) March 1, 2024, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company, or (c) when our board of directors elects to terminate the Offering.

47

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date.

Minimum Purchase Requirements

The minimum investment amount is Five Thousand Dollars ($5,000.00).

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

State Law Exemptions

This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Shares involves substantial risks and possible loss by investors of their entire investments (See Risk Factors).

The Shares have not been qualified under the securities laws of any state or jurisdiction. However, in the case of each state in which we sell the Shares, we may qualify the Shares for sale with the applicable state securities regulatory body or we will sell the Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.]

Investor Suitability Standards

The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have the financial capacity to hold the investment for an indefinite amount of time.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

48

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the Ten Percent (10%) of net worth or annual income limitation on investment in this Offering.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

Issuance of Certificates

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will issue a certificate or certificates representing such investor’s purchased Shares, but the Company reserves the right to issue the Offered Shares in “book entry” with our transfer agent. If the Offered Shares are registered in book entry, you will not receive a certificate but will receive an account statement from our transfer agent acknowledging the number of Shares you own.

Transferability of the Offered Shares

The Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Milan Saha, Esq., The Milan Group, 80 Barton Road, Plattsburgh, NY 12901.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of Dennis Atkins, CPA of Dennis Atkins, CPA, PC, an independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov. In addition, you can find all of our public filings on otcmarkets.com, and specifically at this link: https://www.otcmarkets.com/stock/SNMN/disclosure.

49

SNM GLOBAL HOLDINGS INC.

F-1

ITEM 4 - C thru F:

SNM Global Holdings

Balance Sheets

(Unaudited)

ASSETS
	December 31,	December 31,
	2021	2020
CURRENT ASSETS
Cash and cash equivalents	$6	$93
Total current assets	6	93

INVESTMENTS
Capitalized Film Production Costs	1,007,636	558,021
Investment in HempHUB Inc.	30,000	-
Total Assets	$1,037,642	$558,114

STOCKHOLDERS EQUITY

CURRENT LIABILITIES
Accounts payable	$31,633	$30,018
Accrued expenses	530,440	85,866
Due to shareholder	170,476	169,876
Current maturities of notes payable	1,162,170	1,022,295
Total current liabilities	1,894,719	1,308,055

LONG-TERM NOTES PAYABLE	-	-

Total Liabilities	1,894,719	1,308,055

STOCKHOLDERS EQUITY
Common stock - par value $.001 3,000,000,000 shares authorized; 2,322,349,762 and 1,824,012,321 shares issued and outstanding respectively	2,181,336	1,684,013
Preferred stock - par value $.001; 10,000,000 and 10,000,000 shares issued and outstanding respectively	10	10
Additional paid-in capital	2,970,482	3,408,073
Retained earnings (deficit)	(6,008,905)	(5,842,037)
Total stockholders equity	(857,077)	(749,941)
Total Liabilities and Stockholders Equity	$1,037,642	$558,114

The accompanying notes are an integral part of these financial statements.

F-2

SNM Global Holdings

Statements of Operations

(Unaudited)

	Year Ended	Year Ended
	December 31,	December 31,
	2021	2020

REVENUES	$-	$-

OPERATING COSTS AND EXPENSES	-	-
ADMINISTRATIVE COSTS	23,836	7,835
Total Expenses	23,836	7,835
Operating Income (Loss)	(23,836)	(7,835)

OTHER INCOME (EXPENSES)
Interest expense	(143,032)	(67,008)
Income before income taxes	(166,868)	(74,843)
Provision for income taxes	-	-
NET INCOME (LOSS)	$(166,868)	$(74,843)

Earnings Per Share (see Note 2):
Basic weighted average number of common shares outstanding	2,322,349,762	1,824,012,321
Basic income (loss) per share	$-	$-
Diluted weighted average number of common shares outstanding	2,322,349,762	1,824,012,321
Diluted income (loss) per share	$-	$-

The accompanying notes are an integral part of these financial statements.

F-3

SNM Global Holdings

Statement of Stockholders’ Equity

(Unaudited)

						Retained
	Common Stock		Preferrd Stock		Paid-in	Earnings
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total
Balance, December 31, 2016	1,094,211,721	$1,129,212	10,000,000	$10	$3,668,669	$(5,221,828)	$(423,937)
Issuance of common stock for Reg A conversion	300,000,000	150,000	-	-	118,114	-	268,114
Net income (loss) for period						(435,000)	(435,000)
Balance, December 31, 2017	1,394,211,721	$1,279,212	10,000,000	$10	$3,786,783	$(5,656,828)	$(590,823)
Net income (loss) for period						(52,121)	(52,121)
Balance, December 31, 2018	1,394,211,721	$1,279,212	10,000,000	$10	$3,786,783	$(5,708,949)	$(642,944)
Issuance of stock for convertible debt (June 17, 2019)	139,281,750	114,282	-	-	(139,282)	-	(25,000)
Reclassification of investment costs			-	-		264,000	264,000
Net income (loss) for period						(322,245)	(322,245)
Balance, December 31, 2019	1,533,493,471	$1,393,494	10,000,000	$10	$3,647,501	$(5,767,194)	$(726,189)
Issuance of stock for convertible debt (October 2, 2020)	137,322,900	137,323	-	-	(123,591)	-	13,732
Issuance of stock for convertible debt (October 14, 2020)	153,195,950	153,196	-	-	(115,837)	-	37,359
Net income (loss) for period						(74,843)	(74,843)
Balance, December 31, 2020	1,824,012,321	$1,684,013	10,000,000	$10	$3,408,073	$(5,842,037)	$(749,941)
Issuance of stock for convertible debt (January 12, 2021)	138,337,441	137,323			(123,591)		13,732
Issuance of stock for convertible debt (August 31, 2021)	170,000,000	170,000			(153,000)		17,000
Issuance of stock for convertible debt (September 15, 2021)	190,000,000	190,000			(161,000)		29,000
Net income (loss) for period						(166,868)	(166,868)
Balance, December 31, 2021	2,322,349,762	$2,181,336	10,000,000	$10	$2,970,482	$(6,008,905)	$(857,077)

The accompanying notes are an integral part of these financial statements.

F-4

SNM Global Holdings

Statements of Cash Flows

(Unaudited)

	Year Ended	Year Ended
	December 31,	December 31,
	2020	2021
Operating activities:
Net income (loss)	$(166,868)	$(74,843)

Adjustments to reconcile net income/loss to net cash used in operating activities:
Non-cash compensation	-	-
(Increase) decrease in assets:
Other assets	-	-
Increase (decrease) in liabilities:
Accounts payable	1,615	8,739
Accrued expenses	444,574	275,641
Total adjustments	446,189	284,380

Net cash from (used in) operating activities	279,321	209,537

Investing activities:
Investment in HempHUB Inc.	(30,000)	-
Investments - capitalized film production costs	(449,615)	(519,330)
Net cash used in investing activities	(479,615)	(519,330)

Financing activities:
Issuance of stock for cash	-	-
Proceeds from borrowings	249,939	-
Payments on borrowings	-	309,868
Debt conversion	(49,732)	-
Net cash provided by financing activities	200,207	309,868

Net increase(decrease) in cash and cash equivalents	$(87)	$75
Cash and cash equivalents at beginning of period	93	18
Cash and cash equivalents at end of period	$6	$93

Supplemental cash flow information:
Cash paid during the period for interest	$-	$-

Cash paid during the period for income taxes	$-	$-

Noncash investing and financing activities:
Acquistion of intelletual property for stock	$-	$-

The accompanying notes are an integral part of these financial statements.

F-5

SNM Global Holdings

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

(Unaudited)

NOTE 1 - Organization and Basis of Presentation

SNM Global Holdings (“SNM”, “the Company”, “we” or “us”) was the surviving entity of a merger between Cinemaya Media Group and Caltas Fitness Inc. in January, 2007. Since 2015, the Company has focused on building a management team to launch an entertainment and media holding company in the business of acquiring and developing a variety of businesses related to the film, beverages and lifestyle sectors.

In the opinion of management, the accompanying balance sheets and related statements of income, cash flows, and stockholders’ equity, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Preparing financial statements requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

NOTE 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers those short-term, highly liquid investments with original maturities of three months or less as cash and cash equivalents.

Property and Equipment

Provision is made for depreciation of office furniture fixtures and equipment, machinery and equipment, and building. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets which are 5 to 10 years.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” the Company reviews its long-lived assets for impairments. Impairment losses on long-lived assets are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses then are measured by comparing the fair value of assets to their carrying amounts. No Impairment was recognized for any of the periods presented.

F-6

SNM Global Holdings

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

(Unaudited)

Revenue Recognition

Revenues are recognized when earned.

Earnings Per Share

Basic profit or (loss) per share is calculated by dividing the Company’s net profit or loss applicable to common shareholders by the weighted average number of common shares issued and outstanding during the period. Diluted earnings per share is calculated by dividing the Company’s net income/(loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

	For the Year Ended	For the Year Ended
	December 31, 2021	December 31, 2020
Income (Loss)	$(166,868)	$(74,383)
Basic Average Number of Shares Outstanding	2,322,349,762	1,824,012,321
Basic Earnings (Loss) Per Share	$(0.00)	$(0.00)
Diluted Average Number of Shares Outstanding	2,322,349,762	1,824,012,321
Diluted Earnings (Loss) Per Share	$(0.00)	$(0.00)

F-7

SNM Global Holdings

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

(Unaudited)

Income Taxes

The Company records deferred income taxes using the liability method as prescribed under the provisions of SFAS No. 109. Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement and income tax bases of the Company’s assets and liabilities. An allowance is recorded, based upon currently available information, when it is more likely than not that any or all of the deferred tax assets will not be realized. The provision for income taxes includes taxes currently payable, if any, plus the net change during the year in deferred tax assets and liabilities recorded by the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 3 - Stockholders’ Equity

Preferred Stock:

As of December 31, 2021, the Company had 10,000,000 shares of Series A Preferred stock issued and outstanding. The preferred stock represents cumulative voting rights of 50.1% of the Company regardless of any other dilutive issuances of the Company.

Common Stock:

As of December 31, 2021, the Company reflects a total of 2,322,349,762 shares of Common Stock issued and outstanding.

On January 11, 2018 the Company borrowed $25,000 from Darling Capital, LLC. At the Holder’s option, the note principal and interest is convertible into shares of the Company’s common stock at the conversion price of 40% multiplied the lowest closing bid price for the 25 days preceding the conversion date. On June 17, 2019, the Holder converted a portion of the note principal and interest into 139,281,750 shares. On October 14, 2020, the Holder converted the remaining principal and interest into 153,195,950 shares.

F-8

SNM Global Holdings

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

(Unaudited)

On October 4, 2020, a total of 137,322,900 shares were issued in conversion of note principal and interest.

On January 12, 2021, a total of 138,337,441 shares were issued in conversion of note principal and interest.

On August 31, 2021, a total of 170,000,000 shares were issued in conversion of note principal and interest.

On September 15, 2021, a total of 190,000,000 shares were issued in conversion of note principal and interest.

At various stages in the Company’s development we have issued shares of common stock, valued at fair market value, for services or assets with a corresponding charge to operations or property and equipment. In accordance with SFAS 123, these transactions, except for stock issued to employees, have been recorded on the Company’s books at the fair value of the consideration received or the fair value of the common stock issued, whichever is more reliably measured.

NOTE 4 - Related Party Transactions

On September 16, 2020, the Company acquired 100% of BullittPoint Properties, LLC from Kenneth T. Lowman, the Company’s CEO, for a promissory note in the amount of $486,020.41. The note is due in 36 months and bears interest at the rate of 3% per annum. BullittPoint Properties, LLC is a film production company and has completed three documentaries which are ready for sale. The production costs for these three films totals $1,007,636 and, in accordance with GAAP, have been capitalized and will be amortized to expense as revenues are generated based on the individual-film-forecast- computation method. In conjunction with and subsequent to this acquisition and as an accommodation to the Company, the Company’s CEO agreed to forgive $486,020 in accrued salaries.

NOTE 5- Notes Payable

During 2016 and 2017, the Company sold $405,000 of agreements for future equity. Under the terms of these agreement, if there is an equity financing before the determination of the agreement, the Company will automatically issue common stock to the investor. The number of shares issued shall be equal to the purchase price divided by the discount price. For every two shares of stock issued, the investor shall receive a warrant with an exercise price equal to the discount price. If there is a liquidity event prior to the termination of the agreement, the investor, at their option, will receive the purchase amount, or automatically receive the number of shares of stock equal to the purchase price divided by the discount price. The investors’ shares are locked up for three months after a public offering and then may be sold subject to the volume limitations of Rule 144.

F-9

SNM Global Holdings

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

(Unaudited)

On January 11, 2018 the Company borrowed $25,000 from Darling Capital, LLC. The note is unsecured, bears interest at 12% and was due on January 11, 2019. The interest rate increases to 22% or the highest rate permitted under applicable law if any amount of the principal and interest is not paid when due. At the Holder’s option, the note principal and interest is convertible into shares of the Company’s common stock at the conversion price of 40% multiplied the lowest closing bid price for the 25 days preceding the conversion date. On June 17, 2019, the Holder converted a portion of the note principal and interest into 139,281,750 shares. On October 14, 2020, the Holder converted the remaining principal and interest into 153,195,950 shares.

On September 16, 2020, the Company acquired 100% of BullittPoint Properties, LLC from Kenneth T. Lowman, the Company’s CEO, for a promissory note in the amount of $486,020.41. The note is due in 36 months and bears interest at the rate of 3% per annum. BullittPoint Properties, LLC is a film production company and has completed three documentaries which are ready for sale. The production costs for these three films totals $1,007,636 and, in accordance with GAAP, have been capitalized and will be amortized to expense as revenues are generated based on the individual-film-forecast- computation method. In conjunction with and subsequent to this acquisition and as an accommodation to the Company, the Company’s CEO agreed to forgive $486,020 in accrued salaries.

NOTE 6 - Going Concern

The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.

The Company incurred a net loss of $166,868 for the year ended December 31, 2021 and $74,843 for year ended December 31, 2020. As of the year ended December 31, 2021 the Company has $6 cash to satisfy its future cash requirements, a working capital deficit of $1,894,713 and an accumulated deficit of $6,008,905. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its common stock or debt financing in order to operate and grow the business. There can be no assurance that the Company will be successful in raising such capital. The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company’s business plan and the ability to raise capital in the future. There may be other risks and circumstances that management may be unable to predict.

F-10

SNM Global Holdings

NOTES TO FINANCIAL STATEMENTS DECEMBER 31, 2021

(Unaudited)

NOTE 7 - Income Taxes

The Company has adopted FASB 109 to account for income taxes. No provision for income taxes has been recorded in these financial statements based on the net operating loss carry-forward of $6,008,905 as of December 31, 2021 that will be offset against future taxable income. Due to the uncertainty as to the utilization of net operating loss carry- forwards, an evaluation allowance has been made to the extent of any tax benefit that net operating losses may generate.

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and the related valuation account as of the periods presented are as follows:

	December 31, 2021	December 31, 2020
Deferred tax asset:
Net operating loss carry-forward	$2,404,000	$2,337,000
Valuation allowance	(2,404,000)	(2,337,000)
	$-	$-

At December 31, 2021 the Company had net operating loss carry-forwards totaling $6,008,905 that, if conditions of the Internal Revenue Codes are met, can be carried forward to offset future earnings. These carry-forwards expire in various amounts through 2040.

F-11

SNM Global Holdings

Balance Sheets

(Unaudited)

ASSETS
	September 30,	December 31,
	2022	2021
CURRENT ASSETS
Cash and cash equivalents	$92	$6
Total current assets	92	6

INVESTMENTS
Capitalized Film Production Costs	1,256,977	1,007,636
Investment in HempHUB Inc.	30,000	30,000

Total Assets	$1,287,069	$1,037,642

STOCKHOLDERS EQUITY

CURRENT LIABILITIES
Accounts payable	$31,632	$31,633
Accrued expenses	754,150	530,440
Due to shareholder	170,476	170,476
Current maturities of notes payable	1,180,443	1,162,170
Total current liabilities	2,136,701	1,894,719

LONG-TERM NOTES PAYABLE	-	-

Total Liabilities	2,136,701	1,894,719

STOCKHOLDERS EQUITY
Common stock - par value $.001 3,000,000,000 shares authorized; 2,322,349,762 and 2,542,349,762 shares issued and outstanding respectively	2,401,336	2,181,336
Preferred stock - par value $.001; 10,000,000 and 10,000,000 shares issued and outstanding respectively	10	10
Additional paid-in capital	2,772,482	2,970,482
Retained earnings (deficit)	(6,023,460)	(6,008,905)
Total stockholders equity	(849,632)	(857,077)
Total Liabilities and Stockholders Equity	1,287,069	1,037,642

F-12

SNM Global Holdings

Statements of Operations (Unaudited)

	Nine Months Ended September 30, 2022	Six Months Ended June 30, 2021	Year Ended December 31, 2021
REVENUES	$-	$-	$-
OPERATING COSTS AND EXPENSES	-	-	-
ADMINISTRATIVE COSTS	36,445	12,946	23,836
Total Expenses	36,445	12,946	23,836
Operating Income (Loss)	(36,445)	(12,946)	(23,836)
OTHER INCOME (EXPENSES)
Debt forgiveness income	41,600	-	-
Interest expense	(19,710)	(1,665)	(143,032)
Income before income taxes	(14,555)	(14,611)	(166,868)
Provision for income taxes	-	-	-
NET INCOME (LOSS)	$(14,555)	$(14,611)	$(166,868)
Earnings Per Share (see Note 2):
Basic weighted average number of common shares outstanding	2,542,349,762	1,961,335,221	2,322,349,762
Basic income (loss) per share	$-	$-	$-
Diluted weighted average number of common shares outstanding	2,542,349,762	1,961,335,221	2,322,349,762
Diluted income (loss) per share	$-	$-	$-

F-13

SNM Global Holdings

Statement of Stockholders' Equity (Unaudited)

	Common Stock		Preferrd Stock		Paid-in	Retained Earnings
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total
Balance, December 31, 2016	1,094,211,721	$1,129,212	10,000,000	$10	$3,668,669	$(5,221,828)	$(423,937)
Issuance of common stock for Reg A conversion	300,000,000	150,000	-	-	118,114	-	268,114
Net income (loss) for period						(435,000)	(435,000)
Balance, December 31, 2017	1,394,211,721	$1,279,212	10,000,000	$10	$3,786,783	$(5,656,828)	$(590,823)
Net income (loss) for period						(52,121)	(52,121)
Balance, December 31, 2018	1,394,211,721	$1,279,212	10,000,000	$10	$3,786,783	$(5,708,949)	$(642,944)
Issuance of stock for convertible debt (June 17, 2019)	139,281,750	114,282	-	-	(139,282)	-	(25,000)
Reclassification of investment costs			-	-		264,000	264,000
Net income (loss) for period						(322,245)	(322,245)
Balance, December 31, 2019	1,533,493,471	$1,393,494	10,000,000	$10	$3,647,501	$(5,767,194)	$(726,189)
Issuance of stock for convertible debt (October 2, 2020)	137,322,900	137,323	-	-	(123,591)	-	13,732
Issuance of stock for convertible debt (October 14, 2020)	153,195,950	153,196	-	-	(115,837)	-	37,359
Net income (loss) for period						(74,843)	(74,843)
Balance, December 31, 2020	1,824,012,321	$1,684,013	10,000,000	$10	$3,408,073	$(5,842,037)	$(749,941)
Issuance of stock for convertible debt (January 12, 2021)	138,337,441	137,323			(123,591)		13,732
Issuance of stock for convertible debt (August 31, 2021)	170,000,000	170,000			(153,000)		17,000
Issuance of stock for convertible debt (September 15, 2021)	190,000,000	190,000			(161,000)		29,000
Net income (loss) for period						(166,868)	(166,868)
Balance, December 31, 2021	2,322,349,762	$2,181,336	10,000,000	$10	$2,970,482	$(6,008,905)	$(857,077)
Issuance of stock for convertible debt (July 12, 2022)	220,000,000	220,000			(198,000)		22,000
Net income (loss) for period						(14,555)	(14,555)
Balance, September 30, 2022	2,542,349,762	$2,401,336	10,000,000	$10	$2,772,482	$(6,023,460)	$(849,632)

The accompanying notes are an integral part of these financial statements.

F-14

SNM Global Holdings

Statements of Cash Flows

(Unaudited)

	Nine Months	Six Months
	Ended	Ended	Year Ended
	September 30,	June 30,	December 31,
	2022	2021	2021
Operating activities:
Net income (loss)	$(14,555)	$(14,611)	$(166,868)
Adjustments to reconcile net income/loss to net cash used in operating activities:
Non-cash compensation	-	-	-
(Increase) decrease in assets:
Other assets	-	-	-
Increase (decrease) in liabilities:
Accounts payable	-	1,615	1,615
Accrued expenses	223,710	123,207	444,574
Total adjustments	223,710	124,822	446,189
Net cash from (used in) operating activities	209,155	110,211	279,321
Investing activities:
Investment in HempHUB Inc.	-		(30,000)
Investments - capitalized film production costs	(249,341)	(193,047)	(449,615)
Net cash used in investing activities	(249,341)	(193,047)	(479,615)
Financing activities:
Issuance of stock for cash	-	-	-
Proceeds from borrowings	40,272	96,500	249,939
Payments on borrowings		-	-
Debt conversion	-	(13,732)	(49,732)
Net cash provided by financing activities	40,272	82,768	200,207
Net increase(decrease) in cash and cash equivalents	$86	$(68)	$(87)
Cash and cash equivalents at beginning of period	6	93	93
Cash and cash equivalents at end of period	$92	$25	$6
Supplemental cash flow information:
Cash paid during the period for interest	$-	$-	$-
Cash paid during the period for income taxes	$-	$-	$-
Noncash investing and financing activities:
Acquistion of intelletual property for stock	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

F-15

SNM Global Holdings

NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2022

(Unaudited)

NOTE 1 - Organization and Basis of Presentation

SNM Global Holdings (“SNM”, “the Company”, “we” or “us”) was the surviving entity of a merger between Cinemaya Media Group and Caltas Fitness Inc. in January, 2007. Since 2015, the Company has focused on building a management team to launch an entertainment and media holding company in the business of acquiring and developing a variety of businesses related to the film, beverages and lifestyle sectors.

In the opinion of management, the accompanying balance sheets and related statements of income, cash flows, and stockholders’ equity, consisting only of normal recurring items, necessary for their fair presentation in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Preparing financial statements requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

NOTE 2 - Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers those short-term, highly liquid investments with original maturities of three months or less as cash and cash equivalents.

Property and Equipment

Provision is made for depreciation of office furniture fixtures and equipment, machinery and equipment, and building. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets which are 5 to 10 years.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” the Company reviews its long-lived assets for impairments. Impairment losses on long-lived assets are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses then are measured by comparing the fair value of assets to their carrying amounts. No Impairment was recognized for any of the periods presented.

F-16

SNM Global Holdings

NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2022

(Unaudited)

Revenue Recognition

Revenues are recognized when earned.

Earnings Per Share

Basic profit or (loss) per share is calculated by dividing the Company’s net profit or loss applicable to common shareholders by the weighted average number of common shares issued and outstanding during the period. Diluted earnings per share is calculated by dividing the Company’s net income/(loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

	For the Year Ended	For the Year Ended
	December 31, 2021	December 31, 2020
Income (Loss)	$(166,868)	$(74,383)
Basic Average Number of Shares Outstanding	2,322,349,762	1,824,012,321
Basic Earnings (Loss) Per Share	$(0.00)	$(0.00)
Diluted Average Number of Shares Outstanding	2,322,349,762	1,824,012,321
Diluted Earnings (Loss) Per Share	$(0.00)	$(0.00)

F-17

SNM Global Holdings

NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2022

(Unaudited)

Income Taxes

The Company records deferred income taxes using the liability method as prescribed under the provisions of SFAS No. 109. Under the liability method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement and income tax bases of the Company’s assets and liabilities. An allowance is recorded, based upon currently available information, when it is more likely than not that any or all of the deferred tax assets will not be realized. The provision for income taxes includes taxes currently payable, if any, plus the net change during the year in deferred tax assets and liabilities recorded by the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 3 - Stockholders’ Equity

Preferred Stock:

As of September 30, 2022, the Company had 10,000,000 shares of Series A Preferred stock issued and outstanding. The preferred stock represents cumulative voting rights of 50.1% of the Company regardless of any other dilutive issuances of the Company.

Common Stock:

As of September 30, 2022, the Company reflects a total of 2,542,349,762 shares of Common Stock issued and outstanding.

On October 4, 2020, a total of 137,322,900 shares were issued in conversion of note principal and interest.

On January 12, 2021, a total of 138,337,441 shares were issued in conversion of note principal and interest.

On August 31, 2021, a total of 170,000,000 shares were issued in conversion of note principal and interest.

F-18

SNM Global Holdings

NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2022

(Unaudited)

On September 15, 2021, a total of 190,000,000 shares were issued in conversion of note principal and interest.

On July 12, 2022, a total of 220,000,000 shares were issued in conversion of note principal and interest.

At various stages in the Company’s development we have issued shares of common stock, valued at fair market value, for services or assets with a corresponding charge to operations or property and equipment. In accordance with SFAS 123, these transactions, except for stock issued to employees, have been recorded on the Company’s books at the fair value of the consideration received or the fair value of the common stock issued, whichever is more reliably measured.

NOTE 4 - Related Party Transactions

On September 16, 2020, the Company acquired 100% of BullittPoint Properties, LLC from Kenneth T. Lowman, the Company’s CEO, for a promissory note in the amount of $486,020.41. The note is due in 36 months and bears interest at the rate of 3% per annum. BullittPoint Properties, LLC is a film production company and has completed three documentaries which are ready for sale. The production costs for these three films totals $1,079,636 and, in accordance with GAAP, have been capitalized and will be amortized to expense as revenues are generated based on the individual-film-forecast- computation method. In conjunction with and subsequent to this acquisition and as an accommodation to the Company, the Company’s CEO agreed to forgive $486,020 in accrued salaries.

NOTE 5 - Notes Payable

During 2016 and 2017, the Company sold $405,000 of agreements for future equity. Under the terms of these agreement, if there is an equity financing before the determination of the agreement, the Company will automatically issue common stock to the investor. The number of shares issued shall be equal to the purchase price divided by the discount price. For every two shares of stock issued, the investor shall receive a warrant with an exercise price equal to the discount price. If there is a liquidity event prior to the termination of the agreement, the investor, at their option, will receive the purchase amount, or automatically receive the number of shares of stock equal to the purchase price divided by the discount price.  The investors’ shares are locked up for three months after a public offering and then may be sold subject to the volume limitations of Rule 144.

F-19

SNM Global Holdings

NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2022

(Unaudited)

On September 16, 2020, the Company acquired 100% of BullittPoint Properties, LLC from Kenneth T. Lowman, the Company’s CEO, for a promissory note in the amount of

$486,020.41. The note is due in 36 months and bears interest at the rate of 3% per annum. BullittPoint Properties, LLC is a film production company and has completed three documentaries which are ready for sale. The production costs for these three films totals $1,079,636 and, in accordance with GAAP, have been capitalized and will be amortized to expense as revenues are generated based on the individual-film-forecast- computation method. In conjunction with and subsequent to this acquisition and as an accommodation to the Company, the Company’s CEO agreed to forgive $486,020 in accrued salaries.

NOTE 6 - Going Concern

The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.

The Company incurred a net loss of $14,555 for the nine months ended September 30, 2022 and $166,868 for the year ended December 31, 2021. As of the nine months ended September 30, 2022 the Company has $92 cash to satisfy its future cash requirements, a working capital deficit of $2,136,608 and an accumulated deficit of $6,023,460. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its common stock or debt financing in order to operate and grow the business. There can be no assurance that the Company will be successful in raising such capital. The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company’s business plan and the ability to raise capital in the future. There may be other risks and circumstances that management may be unable to predict.

F-20

SNM Global Holdings

NOTES TO FINANCIAL STATEMENTS SEPTEMBER 30, 2022

(Unaudited)

NOTE 7 - Income Taxes

The Company has adopted FASB 109 to account for income taxes. No provision for income taxes has been recorded in these financial statements based on the net operating loss carry-forward of $6,023,460 as of September 30, 2022 that will be offset against future taxable income. Due to the uncertainty as to the utilization of net operating loss carry- forwards, an evaluation allowance has been made to the extent of any tax benefit that net operating losses may generate.

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and the related valuation account as of the periods presented are as follows:

	September 30, 2022	December 31, 2021
Deferred tax asset:
Net operating loss carry-forward	$2,410,000	$2,404,000
Valuation allowance	(2,410,000)	(2,404,000)
	$-	$-

At September 30, 2022, the Company had net operating loss carry-forwards totaling $6,023,460 that, if conditions of the Internal Revenue Codes are met, can be carried forward to offset future earnings. These carry-forwards expire in various amounts through 2042.

F-21

PART III - EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1	Articles of Incorporation
2.2	By-Laws
4.1	Subscription Agreement
11.1	Consent of Milan Saha, Esq. (included in exhibit 12.1)
12.1	Opinion of Milan Saha, Esq.

50

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on behalf by the undersigned, thereunto duly authorized, in Miami, State of Florida, on February 24, 2023.

SNM Global Holdings

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Troy Lowman
Name:	Troy Lowman
Title:	Chief Executive Officer, Director and Principal Financial Officer

Date: February 24, 2023

By:	/s/ Troy Lowman
Name:	Troy Lowman
Title:	Chief Financial Officer (Principal Financial Officer)

Date: February 24, 2023

SIGNATURES OF DIRECTORS:

By:	/s/ Troy Lowman
Name:	Troy Lowman
Title:	Chief Executive Officer, Director

Date: February 24, 2023

51